SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
November 13, 2007

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or organization	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)

1600 E. St. Andrew Place
Santa Ana, CA 92799-5125
(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Compensatory Arrangements of Certain Officers.

Ingram Micro Inc. (“Ingram Micro”) previously filed a current report on Form 8-K disclosing that its Human Resources Committee (the “Committee”) on November 6, 2007 approved compensation changes for Hans Koppen, who is retiring as an officer of Ingram Micro effective November 30, 2007, but who will continue to be an employee of Ingram Micro and provide advisory services to Ingram Micro through March 7, 2008.  The Committee had also authorized management to finalize a Retirement Agreement with Mr. Koppen memorializing the compensation changes.  A copy of the agreement executed on November 13, 2007 is attached and incorporated by this reference under Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Retirement Agreement of Hans Koppen

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd
Name:	Larry C. Boyd
Title:	Senior Vice President,
Secretary and General Counsel

Date:          November 15, 2007